UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2010

PLANTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12696 (Commission File No.)	77-0207692 (I.R.S. Employer Identification Number

345 Encinal Street, Santa Cruz, California  95060

(Address of Principal Executive Offices, including Zip Code)

(831) 426-5858

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2010, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Plantronics, Inc. (the “Company”) approved an amendment to the Executive Incentive Plan (“EIP”) to include a clawback provision which is triggered by a material restatement of the Company’s financial statements. Pursuant to the amended EIP, upon a material restatement, the Compensation Committee, with the director’s discretion based on the severity of the restatement, has the right to require the CEO and his direct reports to repay any amounts earned under the EIP. The amended EIP states that it is not the Company’s policy to automatically require such repayments in the case of a restatement of results; however, the Compensation Committee will evaluate the circumstances of each case and may require repayment from select individuals who received undue earnings based on a material financial restatement as a result of material or negligent misrepresentation of financial results.

The Company’s right to recoupment will expire unless demand is made within three years following payment of the amounts earned and does not apply to stock options, restricted stock or other securities that do not have performance-vesting criteria. The remedies under the clawback provision will be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

The EIP, as amended, has been filed as an exhibit to this Form 8-K.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description of Document
10.1	Executive Incentive Plan, dated May 8, 2009, as Amended September 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2010
PLANTRONICS, INC.

	By:	/s/ Richard R. Pickard
	Name:	Richard R. Pickard
	Title:	Vice President Legal, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Executive Incentive Plan, dated May 8, 2009, as Amended September 10, 2010